UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 23, 2018

USA Compression Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 473-2662

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.                Entry into a Material Definitive Agreement.

Indenture

On March 23, 2018, in connection with the previously announced offering by USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”), and its wholly-owned subsidiary, USA Compression Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”) of $725 million in aggregate principal amount of the Issuers’ 6.875% senior notes due 2026 (the “Notes”), the Partnership entered into an Indenture (the “Indenture”), among the Issuers, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee. The Notes are guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by the Partnership’s existing subsidiaries (other than Finance Corp.) and each of its future restricted subsidiaries that either borrows under, or guarantees, the Partnership’s senior secured asset-based revolving credit facility or guarantees certain of the Partnership’s other indebtedness (collectively, the “Guarantors”).

On March 23, 2018, the Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be resold within the United States only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes will accrue interest from March 23, 2018 at the rate of 6.875% per year. Interest on the Notes will be payable semi-annually in arrears on each April 1 and October 1, commencing on October 1, 2018.

The net proceeds from the issuance and sale of the Notes and the Guarantees, together with the net proceeds from a private placement of preferred units of the Partnership and borrowings under its asset-based revolving credit facility, will be used to fund the cash purchase price of the Partnership’s previously announced acquisition of all of the issued and outstanding membership interests in CDM Resource Management LLC and CDM Environmental & Technical Services LLC from Energy Transfer Partners, L.P. (the “CDM Acquisition”). If the CDM Acquisition is not completed on or prior to April 30, 2018 or, if prior to such date, the contribution agreement providing for the CDM Acquisition is terminated, the Notes will be subject to a special mandatory redemption at a redemption price payable in cash equal to 100.0% of the initial issue price of the Notes, plus accrued and unpaid interest to, but excluding, the date of redemption.

The Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of distributions or similar restricted payments, undertaking transactions with affiliates and limitations on asset sales.

At any time prior to April 1, 2021, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 106.875% of the principal amount redeemed, plus accrued and unpaid interest, if any, to the redemption date, in an amount not greater than the net proceeds from one or more equity offerings, provided that at least 65% of the aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Partnership and its subsidiaries) and redemption occurs within 180 days of the date of the closing of such equity offering. At any time prior to April 1, 2021, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to sum of the principal amount of the Notes plus a “make-whole” premium, plus accrued and unpaid interest, if any, to the redemption date. The Issuers may also redeem all or a part of the Notes at any time on or after April 1, 2021, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. If the Issuers experience a change of control followed by a ratings decline, unless the Issuers have previously exercised or concurrently exercise the right to redeem the Notes (as described above), the Issuers may be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

The Notes and the Guarantees are the general unsecured obligations of the Issuers and the Guarantors and rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness and senior to all of the Issuers’ and the Guarantors’ future subordinated indebtedness, if any. The Notes and the Guarantees are effectively subordinated in right of payment to all of the Issuers’ and the Guarantors’ existing and future secured debt, including debt under the Partnership’s senior secured credit facilities and guarantees thereof, to the extent of the value of the assets securing such debt, and are structurally subordinated to all indebtedness of any of the Partnership’s subsidiaries that do not guarantee the Notes.

The summary of the Indenture set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

Also on March 23, 2018, in connection with the closing of the Offering, the Issuers and each of the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the initial purchasers named therein, pursuant to which the Issuers and Guarantors agreed (a) (i) to file with the Securities and Exchange Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act, with respect to a registered offer to exchange any and all of the Notes (including the Guarantees) for a like aggregate principal amount of registered notes that are identical in all material respects to the Notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement ) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Notes and the Guarantees thereof, (b) to use their reasonable best efforts to cause the (i) Exchange Offer Registration Statement to become effective under the Securities Act and remain effective until 180 days following the last Exchange Date (as defined in the Registration Rights Agreement) or (ii) if applicable, the Shelf Registration Statement to become and remain effective under the Securities Act until the Notes cease to be Registrable Securities (as defined in the Registration Rights Agreement), and (c) to use their reasonable best efforts to complete the exchange offer not later than 60 days after the date on which the Exchange Offer Registration Statement is declared effective. If the Issuers fail to comply with certain obligations under the Registration Rights Agreement, including if the exchange offer is not completed or if the Shelf Registration Statement is not declared effective by March 23, 2019, the interest rate borne by the Notes will be increased by 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum), commencing on the 365th day following issuance of the Notes until the exchange offer is completed or the Shelf Registration Statement is declared effective (or becomes automatically effective or is no longer required to be effective) in accordance with the provisions of the Registration Rights Agreement.

The summary of the Registration Rights Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1

Indenture, dated as of March 23, 2018 by and among USA Compression Partners, LP, USA Compression Finance Corp., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 6.875% Senior Note due 2026 (included in Exhibit 4.1).

4.3

Registration Rights Agreement, dated as of March 23, 2018, by and among USA Compression Partners, LP, USA Compression Finance Corp., the subsidiary guarantors named therein and J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

	By:	USA Compression GP, LLC,
its general partner

Date: March 23, 2018	By:	/s/ Christopher W. Porter
		Name:	Christopher W. Porter
		Title:	Vice President, General Counsel and Secretary